Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,709,640
Unrealized Gain (Loss) on Market Value of Futures	5,309,510
Dividend Income	34,895
Interest Income	129,743
ETF Transaction Fees	1,050
Total Income (Loss)	$10,184,838

Expenses
General Partner Management Fees	$53,163
Professional Fees	2,972
Brokerage Commissions	8,724
Non-interested Directors' Fees and Expenses	875
Prepaid Insurance Expense	536
Total Expenses	66,270
Expense Waiver	(2,475)
Net Expenses	$63,795
Net Income (Loss)	$10,121,043

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$73,624,628
Additions (200,000 Shares)	3,189,871
Withdrawals (100,000 Shares)	(1,734,254)
Net Income (Loss)	10,121,043

Net Asset Value End of Month	$85,201,288
Net Asset Value Per Share (4,950,000 Shares)	$17.21

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596